UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(414) 978-6494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On November 1, 2013, Physicians Realty Trust (the “Company”), filed Amendment No. 1 (“Amendment No. 1”) to its Form 8-K filed on October 1, 2013 (the “Original 8-K”) disclosing the Company’s acquisition of the Crescent City Surgical Centre located in the New Orleans, Louisiana metropolitan area (the “CCSC Facility”).  Amendment No. 1 included Exhibits 99.1 and 99.2 (the “Prior Exhibits”) to provide the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b) of Form 8-K in connection with the acquisition.

The Company has filed this Amendment No. 2 to Form 8-K to clarify and correct information in the Original 8-K regarding the sources of funds used to acquire the CCSC Facility and to make conforming changes to the pro forma financial information previously provided in Exhibit 99.2 in the Prior Exhibits.  The historical financial information filed as Exhibit 99.1 to Amendment No. 1 has not been changed.

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Physicians Realty Trust (the “Company”) through a subsidiary of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into a membership interest contribution agreement (the “Agreement”) with all 29 members (the “Sellers”) of Crescent City Surgical Centre Facility, LLC (the “CCSC Facility”), pursuant to which the Company agreed to acquire the CCSC Facility, including its single asset, a surgical center building in the New Orleans, Louisiana metropolitan area, for approximately $37.5 million. The Company funded the cash portion of the purchase price with proceeds of the Company’s initial public offering and borrowings under the Company’s senior secured revolving credit facility.  In addition, the Operating Partnership issued 954,877, common units (“OP Units”) of the Operating Partnership to the Sellers. At closing, the Sellers caused CCSC Facility to pay off all debt incurred by CCSC Facility to develop the surgical center building.  The surgical center building will be leased to Crescent City Surgical Centre, LLC (“Crescent City Surgical”) until 2028 with initial rent equal to $3,000,000 per year, with annual rent escalations of 3%.  Crescent City Surgical is also owned by the Sellers.

The Company closed on the acquisition on September 30, 2013.

The foregoing is only a summary of certain provisions of the Agreement and is qualified in its entirety by the terms of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Property Acquired
The following Statement of Revenues and Certain Direct Operating Expenses is set forth in Exhibit 99.1 which are attached hereto and incorporated by reference.

Independent Auditors’ Report

Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013, (unaudited) and year ended December 31, 2012.

Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013, (unaudited) and year ended December 31, 2012.

(b)	Pro Forma Financial Information

The following pro forma financial statements are set forth in Exhibit 99.2 which are attached and incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2013 and the year ended December 31, 2012.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c)	Not applicable

(d)	Exhibits

23.1 Consent of Plante & Moran, PLLC*
99.1 Financial Statements of Property Acquired*
99.2 Unaudited Pro Forma Financial Information**

*                                         Previously filed with Amendment No. 1

**                                  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS REALTY TRUST

November 12, 2013	By:	/s/ John T. Thomas
Name: John T. Thomas
Title: President and Chief Executive Officer